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                                                                   EXHIBIT 10.2

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                                CREDIT AGREEMENT

                                     among

                           HORIZON HEALTH CORPORATION
                                  as Borrower,

                              TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION,
                                   as Agent,

                                      and
                             the banks named herein


                                9 December 1997

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ARTICLE 1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.3      Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.4      Time of Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 2        Revolving Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.1      Revolving Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.2      Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.3      Repayment of Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.4      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.5      Revolving Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.6      Reduction or Termination of Revolving Commitments . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3        Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.1      Term Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.2      Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.3      Repayment of Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.4      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.5      Term Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.6      Reduction or Termination of Term Commitments.   . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 4        Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.1      Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.2      Determinations of Margins and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (a)     "Base Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (b)     "Commitment Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (c)     "Eurodollar Rate Margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.3      Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.4      Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.5      Conversions and Continuations of Accounts . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.6      Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 5        Administrative Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.1      Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.2      Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.3      Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.4      Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (a)     Mandatory.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (b)     Optional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.5      Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.6      Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.7      Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.8      Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


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         Section 5.9      Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.10     Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 6        Yield Protection and Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.1      Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.2      Limitation on Eurodollar Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.3      Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 6.4      Treatment of Affected Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 6.5      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.6      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 7        Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.1      Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (a)     Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (b)     Incumbency Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (c)     Articles of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (d)     Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (e)     Governmental Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (f)     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (g)     Collateral Documents and Collateral . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (h)     Termination or Assignment of Prior Liens  . . . . . . . . . . . . . . . . . . . . .  28
                          (i)     Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          (j)     Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          (k)     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          (l)     Attorneys' Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.2      All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          (a)     No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          (b)     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          (c)     Additional Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 8        Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.1      Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.2      Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.3      Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.4      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.5      Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.6      Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.7      Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.8      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.9      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.10     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.11     Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.12     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.13     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

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         Section 8.14     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.15     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.16     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.17     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.18     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.19     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.20     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.21     Benefit Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 9        Positive Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.1      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          (a)     Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          (b)     Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          (c)     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          (d)     Annual Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          (e)     Management Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          (f)     Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          (g)     Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          (h)     ERISA Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          (i)     Reports to Other Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          (j)     Notice of Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          (k)     Proxy Statements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          (l)     General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 9.2      Maintenance of Existence; Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 9.3      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.4      Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.5      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.6      Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.7      Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.8      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.9      Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 9.10     Further Assurances and Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          (a)     Further Assurance and Exceptions to Perfection  . . . . . . . . . . . . . . . . . .  37
                          (b)     Subsidiary Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          (c)     Borrower Pledge of Subsidiary Stock . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.11     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 10       Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 10.1     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 10.2     Limitation on Liens and Restrictions on Subsidiaries  . . . . . . . . . . . . . . . . . . .  39
         Section 10.3     Mergers, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.4     Restrictions on Dividends and other Distributions . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.5     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.6     Limitation on Issuance of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  44


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         Section 10.7     Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.8     Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.9     Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.10    Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.11    Prepayment of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 11       Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.1     Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.2     Indebtedness to Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.3     Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.4     Indebtedness to Adjusted EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE 12       Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 12.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 12.2     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          (a)     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          (b)     Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (c)     Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (d)     Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (e)     Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.3     Performance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.4     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.5     Continuance of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE 13       The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.1     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.2     Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 13.3     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 13.4     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 13.5     Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.6     Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.7     Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.8     Agent Fee.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 13.9     Intercreditor Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE 14       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.2     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 14.3     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 14.4     No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 14.5     No Fiduciary Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 14.6     Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 14.7     No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 14.8     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58


                               TABLE OF CONTENTS
                                   (con't.)

                                                                                                                     Page
                                                                                                                     ----
                          (a)     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          (b)     Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          (c)     Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          (d)     Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          (e)     Pledge to Federal Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 14.9     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 14.10    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 14.11    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 14.12    Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 14.13    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 14.14    Governing Law; Venue of Service of Process  . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 14.15    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 14.16    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 14.17    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 14.18    Non-Application of Chapter 346 of The Finance Code of Texas . . . . . . . . . . . . . . . .  63
         Section 14.19    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 14.20    Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 14.21    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                               INDEX TO EXHIBITS


               Exhibit                                       Description of Exhibit
               -------                                       ----------------------
                 "A"                                            Revolving Note
                 "B"                                            Term Note
                 "C"                                            Guaranty
                 "D"                                            Borrower Security Agreement
                 "E"                                            Borrower Pledge Agreement
                 "F"                                            Subsidiary Security Agreement
                 "G"                                            Subsidiary Pledge Agreement
                 "H"                                            Subsidiary Joinder Agreement
                 "I"                                            Assignment and Acceptance
                 "J"                                            Compliance Certificate
                 "K"                                            Collateral Assignment




                               INDEX TO SCHEDULES


                 Schedule                                   Description of Schedule
                 --------                                   -----------------------
                 1.1(a)                                     Previous Senior Debt
                 8.14                                       List of Subsidiaries
                 10.1                                       Debt
                 10.2                                       Existing Liens
                 10.5                                       Existing Investments


                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT (the "Agreement"), dated as of December 9, 1997, is among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

         The Borrower has requested that the Banks extend credit to the Borrower in the form of a revolving credit facility and a term loan facility. The Banks are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account" means either a Base Rate Account or a Eurodollar Account.

         "Additional Costs" has the meaning specified in Section 6.1.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Account for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Account for such Interest Period.

         "Adjustment Date" has the meaning specified in Section 4.2.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting





CREDIT AGREEMENT - PAGE 1
stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any Subsidiaries.

         "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

         "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

         "AHG Partnership" means AHG Partnership, a general partnership organized under the laws of the State of Texas between HHMC Partners, Inc.(a Subsidiary) and certain other Persons not Affiliates of the Borrower.

         "Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

         "Applicable Rate" has the meaning set forth in Section 4.1.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 14.8, in substantially the form of Exhibit "I".

         "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Base Margin" has the meaning specified in Section 4.2.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum then most recently publicly announced from time to time by Texas Commerce as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Agent, of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (a)





CREDIT AGREEMENT - PAGE 2
of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Base Rate may not be any Bank's best or favored rate and the Banks may make other Loans to other Persons at rates lower than the Base Rate.

         "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

         "Borrower Pledge Agreement" means the pledge and security agreement between the Borrower and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "E", as the same may be amended or otherwise modified.

         "Borrower Security Agreement" means the security agreement between the Borrower and Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "D", as the same may be amended or otherwise modified.

         "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or the State of New York or is a day on which banking institutions located in the State of Texas or the State of New York are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Eurodollar Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the European interbank market.

         "Calculation Period" has the meaning specified in Section 4.2.

         "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Closing Date" means December 12, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.





CREDIT AGREEMENT - PAGE 3

         "Collateral" means the property in which Liens have been granted pursuant to the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Security Agreement and the Subsidiary Pledge Agreements whether such Liens are now existing or hereafter arise.

         "Collateral Assignment" means that certain Assignment of Liens in substantially the form of Exhibit "K", to be executed by Texas Commerce pursuant to which it shall assign to the Agent all Liens securing the Previous Senior Debt.

         "Commitment Fee Rate" means the per annum rate determined in accordance with Section 4.2.

         "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the Commitments of such Bank and the denominator of which is the aggregate amount of the Commitments of all of the Banks.

         "Commitments" means, as to each Bank, such Bank's Revolving Commitment and Term Commitment.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit "J" properly completed and executed by the chief financial officer of the Borrower.

         "Consolidated Net Income" has the meaning specified in Section 11.3.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.5 of a Eurodollar Account as a Eurodollar Account from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.5 or Article 6 of one Type of Account into the other Type of Account.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are past due by more than ninety (90) days but are being contested in good faith by appropriate proceedings diligently pursued; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of all unfunded vested benefits under any Plan; (i) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on capital stock (or other equity); (j) all obligations of such Person, contingent or otherwise, for the payment of money under any





CREDIT AGREEMENT - PAGE 4
noncompete, consulting, performance based or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof, in each case to the extent reflected as a liability on the balance sheet of a Person in accordance with GAAP; (k) all obligations of such Person under any interest rate or currency swap, cap, collar or similar hedge agreement; and (l) all other amounts which are required to be reflected as a liability on the balance sheet of a Person in accordance with GAAP, excluding trade accounts payable excluded from Debt pursuant to clause (c) of this definition, accruals, deferred credits and loss contingencies.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Loan, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Eurodollar Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in Section 4.1 hereof, and, thereafter, the rate provided for above in this definition).

         "Dollars" and "$" mean lawful money of the United States of America.

         "EBITDA" has the meaning specified in Section 11.3.

         "Eligible Assignee" means one or more commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) which is qualified to make Loans hereunder and has a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000).

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, or agreement





CREDIT AGREEMENT - PAGE 5
with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Eurodollar Account" means a portion of a Loan that bears interest at a rate based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to Texas Commerce or one of its Affiliates at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the European interbank market for Dollar deposits in immediately available funds having a term comparable to such Interest Period and, if necessary to obtain such offers, in an amount comparable to the principal amount of the Eurodollar Account applicable to the Agent to which such Interest Period relates. If the Agent is not participating in a Eurodollar Account during any Interest Period therefor (pursuant to Section 6.4 hereof or for any other reason), the Eurodollar Rate for such Account for such Interest Period shall, if necessary to obtain the Eurodollar Rate offers, be determined by reference to the amount of the Account which the Agent would have made had it been participating in such Account.

         "Eurodollar Rate Margin" has the meaning specified in Section 4.2.

         "Event of Default" has the meaning specified in Section 12.1.

         "Federal Funds Effective Rate" has the meaning specified in the definition of Base Rate.

         "Fiscal Quarters" means the four (4) periods falling in each Fiscal Year, each such period three calendar months in duration with the first such period in any Fiscal Year beginning on the first day of September and the last such period in any Fiscal Year ending on the last day of August.

         "Fiscal Year" means twelve (12) month period beginning on the first day of September and ending on the last day of August of the following year.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied





CREDIT AGREEMENT - PAGE 6
in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be equal to the amount of the obligations so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Guaranty" means the guaranty of the Subsidiaries in favor of the Agent and the Banks, in substantially the form of Exhibit "C", as the same may be amended or otherwise modified from time to time.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

         "Indebtedness" has the meaning specified in Section 11.2.

         "Indebtedness to EBITDA Ratio" means the ratio of Indebtedness to Adjusted EBITDA as determined and calculated in accordance with Section 11.4.

         "Interest Period" means with respect to any Eurodollar Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Eurodollar Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.5 or 5.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period in existence under a Loan which would otherwise extend beyond the Termination Date applicable to





CREDIT AGREEMENT - PAGE 7
such Loan shall end on the Termination Date applicable to such Loan; (c) no more than six (6) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Eurodollar Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Eurodollar Account shall not be available hereunder; and (e) no Interest Period in respect of Term Loans may extend beyond a principal repayment date thereof unless, after giving effect thereto, the aggregate principal amount of the Term Loans, subject to Eurodollar Accounts having Interest Periods that end after such principal payment date shall be equal to or less than such Loans to be outstanding hereunder after such principal payment date.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan Documents" means this Agreement, the Notes, the Borrower Security Agreement, the Borrower Pledge Agreement, the Guaranties, the Subsidiary Security Agreement, the Subsidiary Pledge Agreements and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements, and other documentation may be amended or otherwise modified.

         "Loans" means Revolving Loans and Term Loans.

         "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole or (b) a material adverse effect on the validity, perfection, priority, or ability of the Agent to enforce the Agent's Lien on the Collateral or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Article 5069, Vernon's Texas Civil Statutes.





CREDIT AGREEMENT - PAGE 8

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Notes" means the Revolving Notes and the Term Notes.

         "Obligated Party" means the Subsidiaries or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligation" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by Agent or any Bank with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to fix or limit its interest expense, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, interest on the Loans and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Loan Documents or such agreements enabling the Borrower to fix or limit its interest expense.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permitted Acquisition" means an acquisition of a Person or its assets in a transaction complying with the conditions set out in Section 10.5(a).

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Previous Senior Debt" means all the obligations, indebtedness and liability of the Borrower and the Subsidiaries arising under or pursuant to Debt described in Schedule 1.1(a).

         "Principal Office" means the principal office of the Agent, located at 1111 Fannin, Houston, Texas.

         "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

         "Quarterly Payment Date" means the last day of February, May, August and November of each year, the first of which shall be the first such day after the date of this Agreement.





CREDIT AGREEMENT - PAGE 9

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

         "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Required Banks" means Banks having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Commitments or (b), if the Term Commitments have terminated or have otherwise been fulfilled, sixty-six and two-thirds percent (66 2/3%) or more of the Revolving Commitments and the aggregate outstanding principal amount of the Term Loans or (c) if all Commitments have terminated, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Loans.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Reserve Requirement" means, for any Eurodollar Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation
D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined or any category of extensions of credit or other assets which include Eurodollar Accounts.

         "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under





CREDIT AGREEMENT - PAGE 10
the heading "Revolving Commitment" or in the most recent Assignment and Acceptance executed by such Bank, as the same may be reduced or terminated pursuant to Section 2.6 or 12.2. The aggregate amount of the Revolving Commitments of all Banks equals Ten Million Dollars ($10,000,000).

         "Revolving Loans" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1.

         "Revolving Notes" means the promissory notes provided for by Section
2.2 and all amendments or other modifications thereof.

         "Revolving Termination Date" means November 30, 2000, such earlier date on which the Revolving Commitments terminate as provided in this Agreement.

         "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

         "Subsidiary Joinder Agreement" means an agreement which has been or will be executed by a Subsidiary as required hereby adding it as a party to the Guaranty and the Subsidiary Security Agreement, in substantially the form of Exhibit "H", as the same may be amended or otherwise modified.

         "Subsidiary Pledge Agreement" means the pledge and security agreement between a Subsidiary and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "G", as the same may be amended or otherwise modified.

         "Subsidiary Security Agreement" means the security agreement among the Subsidiaries (other than AHG Partnership) and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "F", as the same may be amended or otherwise modified.

         "Target" means the Person who is to be acquired or whose assets are to be acquired by a Subsidiary in an acquisition governed by Section 10.5.

         "Term Commitment" means, as to each Bank and as of any date of determination, the obligation of such Bank to make advances of funds under
Section 3.1 in an aggregate principal amount up to but not exceeding the sum of
(A) the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Term Commitment" or in the most recent Assignment and Acceptance executed by such Bank, as the same may be terminated pursuant to
Section 12.2 minus (B) the aggregate amount of all funds advanced by such Bank under Section





CREDIT AGREEMENT - PAGE 11

3.1. The aggregate amount of the Term Commitments of all Banks on the Closing Date equals Forty Million Dollars ($40,000,000).

         "Term Loan" means, as to any Bank, the advances made by such Bank pursuant to Section 3.1.

         "Term Loan Maturity Date" means November 30, 2002, or such earlier date on which the Term Loan is due in its entirety as provided in this Agreement.

         "Term Notes" means the promissory notes provided for by Section 3.2 and all amendments and other modifications thereto.

         "Termination Date" means, either the Term Loan Maturity Date or the Revolving Loan Termination Date.

         "Texas Commerce" means Texas Commerce Bank National Association in its individual capacity and not as Agent.

         "Type" means either type of Account (i.e., either a Base Rate Account or Eurodollar Account).

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Year is calculated. In the event any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Agent, and the Banks agree to enter into negotiations in order to amend such





CREDIT AGREEMENT - PAGE 12
provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.


                                  ARTICLE 2

                          Revolving Credit Facility


         Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Eurodollar Accounts thereunder and, until the Revolving Termination Date, the Borrower may Continue Eurodollar Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.

         Section 2.2 Notes. The Revolving Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Revolving Commitment and otherwise duly completed.

         Section 2.3 Repayment of Revolving Loans. The Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of all of the Revolving Loans on the Revolving Termination Date.

         Section 2.4 Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower for general corporate purposes, including, without limitation, to finance the purchase price of Permitted Acquisitions and to refinance Debt.

         Section 2.5 Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the Closing Date to and including the Revolving Termination Date, at a rate equal to the Commitment Fee Rate as determined in





CREDIT AGREEMENT - PAGE 13
accordance with subsection 4.2(b). For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by all outstanding Revolving Loans. Accrued commitment fees under this Section
2.5 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date.

         Section 2.6 Reduction or Termination of Revolving Commitments. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 5.3; and (b) each partial reduction shall be in an aggregate amount at least equal to Three Million Dollars ($3,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced.


                                   ARTICLE 3

                                   Term Loan


         Section 3.1 Term Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to Borrower from the Closing Date through November 30, 1999, in an aggregate principal amount not to exceed the amount of such Bank's Term Commitment as then in effect. Subject to the foregoing limitations and the other terms are of this Agreement, the Borrower may establish Base Rate Accounts or Eurodollar Accounts under the Term Loan and, until the Term Loan Maturity Date, the Borrower may Continue Eurodollar Accounts established under the Term Loan or Convert Accounts established under the Term Loan of one Type into Accounts of another Type. Accounts of each Type established under the Term Loan made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Accounts of such Type.

         Section 3.2 Notes. The Term Loan made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "B", payable to the order of such Bank in a principal amount equal its Term Commitment and otherwise duly completed.

         Section 3.3 Repayment of Term Loans. The Borrower shall pay to the Agent for the account of the Banks the Term Loans which are outstanding on November 30, 1999 in twelve (12) installments as follows: (a) Eleven (11) installments in the principal amount equal to the Amortization Amount, each due and payable on each Quarterly Payment Date, beginning February 28, 2000; and thereafter (b) one final installment in the aggregate amount of all Term Loans outstanding as of the Term Loan Maturity Date, due and payable on the Term Loan Maturity Date. The term "Amortization Amount" means an amount equal to the quotient obtained by dividing the aggregate amount of the Term Loans which are outstanding on November 30, 1999 by twenty (20).

         Section 3.4 Use of Proceeds. The proceeds of Term Loans shall be used by the Borrower to repay the Previous Senior Debt and to finance Permitted Acquisitions.





CREDIT AGREEMENT - PAGE 14

         Section 3.5 Term Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Term Commitment for the period from and including the Closing Date to and including November 30, 1999, at a rate equal to the Commitment Fee Rate as determined in accordance with subsection 4.2(b). For the purpose of calculating the commitment fee hereunder, the Term Commitments shall be deemed utilized by all outstanding Term Loans. Accrued commitment fees under this Section 3.5 shall be payable in arrears on each Quarterly Payment Date and on November 30, 1999.

         Section 3.6 Reduction or Termination of Term Commitments. The Borrower shall have the right to terminate or reduce in part the unused portion of the Term Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 5.3; and (b) each partial reduction shall be in an aggregate amount at least equal to Three Million Dollars ($3,000,000). The Term Commitments may not be reinstated after they have been terminated or reduced.


                                   ARTICLE 4

                               Interest and Fees

         Section 4.1 Interest Rate. Subject to Section 14.12, the Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means (i) during the period that such Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that such Loans or portions thereof are subject to a Eurodollar Account, the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

         Section 4.2 Determinations of Margins and Fees. The margins identified in Section 4.1 and the fees payable under Section 2.5 and 3.5 shall be defined and determined as follows:

                 (a) "Base Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), zero percent (0.00%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this
         Section 4.2 under the heading "Base Margin" opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                 (b) "Commitment Fee Rate" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one quarter of one percent (0.25%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "Commitment Fee" opposite the





CREDIT AGREEMENT - PAGE 15

         Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                 (c) "Eurodollar Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, three quarters of one percent (0.75%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Eurodollar Margin opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.


                       Indebtedness to EBITDA             Base Margin      Commitment Fee     Eurodollar Margin
                       ----------------------             -----------      --------------     -----------------
              Greater than or equal to 2.00                  0.50%            0.3750%               1.50%

              Greater than or equal to 1.50 but less         0.250%            0.250%              1.250%
              than 2.00
              Greater than or equal to 1.00 but less         0.00%             0.250%               1.00%
              than 1.50

              Less than 1.00                                 0.00%             0.250%               .750%

Upon delivery of the Compliance Certificate pursuant to subsection 9.1(c) in connection with the financial statements of the Borrower and the Subsidiaries required to be delivered pursuant to Section 9.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered with respect to the Fiscal Quarter ending on November 30, 1997, the Base Margin, the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment
Date) and, the Commitment Fee Rate shall automatically be adjusted in accordance with the Indebtedness to EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 9.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Indebtedness to EBITDA Ratio within the period of time required by subsection 9.1(c): (i) the Base Margin shall automatically be adjusted to one-half of one percent (0.50%) per annum;
(ii) the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to one and one-half percent (1.50%) per annum; and (iii) the Commitment Fee Rate shall automatically be adjusted to three-eighths of one percent (0.375%), such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 9.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

         Section 4.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the applicable Termination Date; and (ii) in the case of Loans subject to Eurodollar Accounts and with respect to each such Account, on the last day of such Interest Period, the applicable Termination Date and, if such Interest Period is six (6) months long, on the date ninety (90) days from the start of such Interest Period.





CREDIT AGREEMENT - PAGE 16

         Section 4.4 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 4.5 Conversions and Continuations of Accounts. Subject to Section 5.2, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan into a Eurodollar Account under the same Loan or to Continue Eurodollar Accounts in existence under a Loan as Eurodollar Accounts under the same Loan, provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 5.3; (b) a Eurodollar Account may only be Converted on the last day of the Interest Period therefor; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

         Section 4.6 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Eurodollar Accounts on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; (ii) with respect to Base Rate Accounts (A) if based on the Prime Rate, on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable or (B) if based on the Federal Funds Effective Rate on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of clauses (i) or (ii) (B) such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.


                                   ARTICLE 5

                             Administrative Matters


         Section 5.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Banks, notice of each borrowing under any Commitment in accordance with Section 5.3. Not later than 1:00 p.m. on the date specified for each borrowing under the applicable Commitment each Bank will make available to the Agent the amount of the Loan to be made by it on such date, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by (a) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the





CREDIT AGREEMENT - PAGE 17

Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

         Section 5.2      Minimum Amounts.  Except for prepayments pursuant to
Article 6, each borrowing under a Loan and each prepayment of principal of a Loan shall be in an amount at least equal to Five Hundred Thousand Dollars ($500,000) with respect to the Revolving Loans, One Million Dollars ($1,000,000) with respect to the borrowings under the Term Loans, and One Million Dollars ($1,000,000) with respect to prepayments on the Term Loans, or, in each case, any larger amounts in increments of One Hundred Thousand Dollars ($100,000). Except for Conversions pursuant to Article 6, each Eurodollar Account applicable to a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amounts in increments of Five Hundred Thousand Dollars ($500,000).

         Section 5.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans, and of Conversions and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (a) on the Business Day of the borrowing, prepayment or repayment of Loans subject to Base Rate Accounts or of the Conversion into Base Rate Accounts and (b) with respect to any other repayments, terminations, reductions, borrowings, Conversions, Continuations, or prepayments, on the Business Day which is the number of Business Days prior to the day of the relevant action specified below:

                                   Action                                      Number of Business Days Prior
                                                                                         to Action
 Termination or reduction of Commitments, prepayment of Loans                                5

 Borrowing of Loans subject to Eurodollar Accounts, Conversions into or
 Continuations as Eurodollar Accounts                                                        3


Any notices of the type described in this Section 5.3 which are received by the Agent after 10:00 a.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall: (a) specify the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 5.2 hereof) to be borrowed, Converted, Continued, or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Eurodollar Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). The Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after 10:00 a.m. on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Eurodollar Account, within the time period and otherwise as provided in this Section 5.3, such Account (if outstanding as a Eurodollar Account) will be





CREDIT AGREEMENT - PAGE 18
automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Loans subject to a Eurodollar Account, Convert any Base Rate Accounts into Eurodollar Accounts, or Continue any Eurodollar Account as a Eurodollar Account if the Applicable Rate for such Eurodollar Accounts would exceed the Maximum Rate or if a Default exists.

         Section 5.4      Prepayments.

                 (a)      Mandatory.

                          (i)     Excess Cash Flow.  If the aggregate
                 outstanding principal amount of the Term Loans equals or exceeds Fifteen Million Dollars ($15,000,000) as of the date ninety (90) days after the end of a Fiscal Year (the "Excess Cash Flow Payment Date") beginning with the Fiscal Year ending August 31, 1998, then Borrower shall prepay the Term Loans on or before the Excess Cash Flow Date relating to such Fiscal Year in an amount equal to fifty percent (50%) of the Excess Cash Flow calculated for the Fiscal Year then most recently ended on the basis of the audited financial statement for such Fiscal Year delivered to Agent pursuant to Section 9.1(a). As used herein, the term "Excess Cash Flow" means, for any Fiscal Year, the total of the following for the Borrower and its Subsidiaries on a consolidated basis, each calculated for such period (without duplication): (a) net income; plus (b) amortization and depreciation expense deducted in determining net income; plus (c) any other noncash charges reducing net income; less (d) the unfinanced portion of Capital Expenditures (including those funded with advances under the Revolving Loan); less (e) scheduled amortization of Debt actually paid; less (f) the aggregate of all voluntary prepayments of the Term Loans made in accordance with Section 5.4; less (g) cash interest expense (including the interest portion of Capital Lease Obligations) deducted in determining net income; less (h) any noncash gains increasing net income.

                          (ii)    Prepayments from Asset Dispositions.   If the
                 Net Proceeds relating to any Asset Disposition exceed Two Hundred Thousand Dollars ($200,000) (it being understood that if the Net Proceeds exceed Two Hundred Thousand Dollars ($200,000), the entire Net Proceeds and not just the portion in excess of the foregoing amount shall be subject to this subsection) for any single transaction or series of related transactions or if such Net Proceeds when aggregated with all other Net Proceeds from Asset Dispositions received during the same Fiscal Year exceed Three Hundred Thousand Dollars ($300,000) (it being understood that if the Net Proceeds exceed Three Hundred Thousand Dollars ($300,000), the entire Net Proceeds not just the portion in excess of the foregoing amount shall be subject to this Subsection), Borrower shall within five (5) days of receipt of such Net Proceeds prepay the Term Loans as of such date in an amount equal to the Net Proceeds of such Asset Disposition required to be applied under this Subsection 5.4(a)(ii). Notwithstanding the foregoing, Borrower or a Subsidiary may retain proceeds otherwise required to be delivered in accordance with the





CREDIT AGREEMENT - PAGE 19
                 foregoing from an Asset Disposition if no Default exists and in the event the Person disposing of the asset in question reasonably expects the proceeds of such Asset Disposition to be reinvested in productive assets then used or useable in its business or, in case of proceeds received due to loss, damage, destruction or condemnation, to be used for rebuilding, repairing or replacing assets, in each case within ninety (90) days after receipt of such proceeds. For purposes of this Subsection 5.4 (a)(ii) the following terms shall have the following meanings:

                                  "Asset Disposition" means the disposition
                          whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any assets of Borrower or any Subsidiary other than sales of inventory in the ordinary course of business.

                                  "Net Proceeds" means cash proceeds (including
                          casualty insurance proceeds paid with respect to damage to property) received by Borrower or any Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation), net of (a) the costs of such sale, lease, transfer or other disposition (including professional fees and expenses and taxes attributable to such sale, lease or transfer which are actually expected to be paid) and (b) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the asset disposed.

                   Each prepayment under Subsections 5.4(a)(i) and (ii) shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 6.5 and, if paid after November 30, 1999, shall be applied to the installments of principal due under the Term Loans in the inverse order of maturity.

                 (b) Optional. Subject to Section 5.2 and the provisions of this clause (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 5.3, prepay or repay any Loan in full or in part. Any optional prepayment of the Term Loans shall be accompanied with accrued interest on the amount prepaid to the date of prepayment and any partial prepayments thereof received after November 30, 1999 shall be applied to the principal installments due in the inverse order of maturity. Loans subject to a Eurodollar Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under Section 6.5 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Eurodollar Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.





CREDIT AGREEMENT - PAGE 20

         Section 5.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as the Required Banks may elect in their sole discretion, subject to Section 5.6 hereof). Each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 5.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks, each payment of commitment fees under Section 2.5 shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 6.4) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans by the Borrower shall be made to the Agent for the account of the Agent or the Banks holding such Loans pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks; and (d) proceeds of Collateral shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

         Section 5.7 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale





CREDIT AGREEMENT - PAGE 21
of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 5.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) the Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         Section 5.9 Withholding Taxes. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 5.10. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 5.10 Withholding Tax Exemption. Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001





CREDIT AGREEMENT - PAGE 22
or 4224 (or a successor form), certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.


                                   ARTICLE 6

                        Yield Protection and Illegality

         Section 6.1      Additional Costs.

                 (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any reasonable costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Loans subject to Eurodollar Accounts hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                      (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

                      (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in
                 Section 1.1 hereof); or





CREDIT AGREEMENT - PAGE 23

                    (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

         Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this subsection 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this subsection 6.1(a). If any Bank requests compensation from the Borrower under this subsection 6.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to make Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable with respect to such Eurodollar Accounts).

                 (b) Without limiting the effect of the foregoing provisions of this Section 6.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Loans subject to Eurodollar Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Eurodollar Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

                 (c) Determinations and allocations by any Bank for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of the Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 6.2 Limitation on Eurodollar Accounts. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Accounts under a Loan for any Interest Period therefor:





CREDIT AGREEMENT - PAGE 24

                 (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
         1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Eurodollar Accounts as provided in this Agreement; or

                 (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Eurodollar Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Eurodollar Account or to Convert Base Rate Accounts into Eurodollar Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Accounts, either prepay the Loans subject to such Eurodollar Accounts or Convert such Eurodollar Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 6.2 shall be made on a reasonable basis.

         Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Eurodollar Account hereunder or (b) maintain Loans subject to a Eurodollar Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Loans subject to a Eurodollar Account and to Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Eurodollar Account (in which case the provisions of Section 6.4 hereof shall be applicable).

         Section 6.4 Treatment of Affected Loans. If the Accounts applicable to a Loan of any Bank (hereinafter called "Affected Accounts") are to be Converted pursuant to Section 6.1 or 6.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by subsection 6.1(b) or Section 6.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Eurodollar Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Eurodollar Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 6.4 no longer exist (which such Bank agrees





CREDIT AGREEMENT - PAGE 25
to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Eurodollar Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

         Section 6.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                 (a) Any payment or prepayment of a Loan subject to a Eurodollar Account or Conversion of a Eurodollar Account for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to subsection 12.2(a)) on a date other than the last day of an Interest Period for the applicable Eurodollar Account; or

                 (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 7 to be satisfied) to borrow or prepay a Loan subject to a Eurodollar Account, or Convert a Base Rate Account to a Eurodollar Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Eurodollar Account (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Account provided for herein over (ii) the interest component of the amount such Bank would have bid in the European interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 6.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten
(10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable





CREDIT AGREEMENT - PAGE 26
basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.


                                   ARTICLE 7

                              Conditions Precedent


         Section 7.1 Initial Loan. The obligation of each Bank to make its initial Loan are subject to the condition precedent that the Agent shall have received on or before the day of any such Loan and on or before December 31, 1997 all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                 (a) Resolutions. Resolutions of the Board of Directors of the Borrower and each Subsidiary (other than AHG Partnership) certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

                 (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Subsidiary (other than AHG Partnership) certifying the name of each of its officers (i) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Loan Documents.

                 (c) Articles of Incorporation. The articles of incorporation of the Borrower and each Subsidiary (other than AHG Partnership) certified by the Secretary of State of the state of its incorporation (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date.

                 (d) Bylaws. The bylaws of the Borrower and each Subsidiary (other than AHG Partnership) certified by its Secretary or an Assistant Secretary.

                 (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower and each Subsidiary (other than AHG Partnership) as to its existence and good standing and certificates of the appropriate government officials of each jurisdiction in which the Borrower and each Subsidiary (other than AHG Partnership) is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each Subsidiary's (other than AHG Partnership) qualification to do business and good standing in such jurisdiction, all dated a current date.

                 (f)      Notes.  The Notes executed by the Borrower.





CREDIT AGREEMENT - PAGE 27

                 (g) Collateral Documents and Collateral. The Collateral Assignment executed by Texas Commerce, the Borrower Security Agreement and the Borrower Pledge Agreement executed by the Borrower, the Subsidiary Security Agreement and the Guaranty executed by the Subsidiaries (other than AHG Partnership); a Subsidiary Pledge Agreement executed by Horizon Mental Health Management, Inc.; certificates representing the capital stock of the Subsidiaries pledged pursuant to the Borrower Pledge Agreement and the Subsidiary Pledge Agreement together with undated stock powers duly executed in blank; UCC, tax and judgment Lien search reports listing all documentation on file against the Borrower and each Subsidiary (other than AHG Partnership) in each jurisdiction in which the Borrower, any such Subsidiary or any Collateral is located or registered; a lien subordination agreement from the landlord of the Borrower's property located at 1500 Water Ridge, Lewisville, Texas containing such access agreements and subordinations as the Agent may require; subject to
         Section 9.10, waivers, subordinations or acknowledgments from all other third parties who have possession or control of any Collateral; and such other executed documentation as the Agent may deem necessary to perfect or protect its Liens, including, without limitation, financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens but subject to Section 9.10.

                 (h) Termination or Assignment of Prior Liens. Duly executed UCC-3 assignments or termination statements, mortgage releases, and such other documentation as shall be necessary to terminate, release or assign to the Agent all Liens other than those permitted by Section 10.2.

                 (i) Insurance Policies. Certificates of insurance summarizing the insurance policies of the Borrower and the Subsidiaries required by this Agreement and reflecting the Agent as additional insured under such policies and as loss payee with respect to all policies covering Collateral.

                 (j) Opinion of Counsel. Favorable opinions of legal counsel to the Borrower and the Subsidiaries, as to such matters as the Agent may reasonably request.

                 (k) Fees. The fees due on the Closing Date as described in the commitment letter dated October 8, 1997 from Chase Securities, Inc. and Texas Commerce to the Borrower and, without duplication, the upfront fees due each Bank as described in the Summary of Terms and Conditions set out in that certain Confidential Information Memorandum dated October 1997 relating to the facility contemplated hereby.

                 (l) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 14.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 7.2 All Loans. The obligation of each Bank to make any Loan (including the initial Loan) is subject to the following additional conditions precedent:





CREDIT AGREEMENT - PAGE 28

                 (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan;

                 (b) Representations and Warranties. All of the representations and warranties contained in Article 8 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

                 (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 7.2(a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).


                                   ARTICLE 8

                         Representations and Warranties


         To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

         Section 8.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation or other entity (as reflected on Schedule 8.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

         Section 8.2 Financial Statements. The Borrower has delivered to the Agent and the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the Fiscal Year ended August 31, 1997. Such financial statements, have been prepared in accordance with GAAP, and present fairly, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of





CREDIT AGREEMENT - PAGE 29
the Borrower and the Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this Section.

         Section 8.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Subsidiary of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Subsidiary and do not and will not
(a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws or other governing documents of the Borrower or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator or (iii) any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Subsidiary.

         Section 8.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

         Section 8.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any Subsidiary.

         Section 8.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 10.2.

         Section 8.7      Enforceability.   The Loan Documents to which the
Borrower or any Subsidiary is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Subsidiary, as applicable, enforceable against the Borrower or the applicable Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 8.8 Approvals. All authorizations, approvals, and consents of, and all filings or registrations with, any Governmental Authority or third party necessary for the execution,





CREDIT AGREEMENT - PAGE 30
delivery, or performance by the Borrower or any Subsidiary of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof have been obtained or made.

         Section 8.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 10.1.

         Section 8.10 Taxes. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         Section 8.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 8.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will exceed One Hundred Thousand Dollars ($100,000). Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 8.13 Disclosure. All factual information furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.





CREDIT AGREEMENT - PAGE 31

         Section 8.14 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 8.14 hereto. Schedule
8.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's or a Subsidiary's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and, the authorized, issued, and outstanding capital stock (or other equity interests) of each such Subsidiary. All of the outstanding capital stock (or other equity interests) of each Subsidiary listed on Schedule 8.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as disclosed on Schedule 8.14.

         Section 8.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

         Section 8.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

         Section 8.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.19     Environmental Matters.

                 (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

                 (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;





CREDIT AGREEMENT - PAGE 32

                 (c) No Hazardous Materials have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary, and to the knowledge of Borrower, no Hazardous Materials are present at such properties, except in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

                 (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                 (e) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                 (f) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                 (g) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

         Section 8.20 Solvency. Borrower and each Subsidiary, both individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         Section 8.21 Benefit Received. Borrower and the Subsidiaries will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party.





CREDIT AGREEMENT - PAGE 33

                                   ARTICLE 9

                               Positive Covenants


         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

         Section 9.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

                 (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, beginning with the Fiscal Year ending on August 31, 1998, a copy of the annual audit report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

                 (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarter of each Fiscal Year and within ninety (90) days after the last Fiscal Quarter of each Fiscal Year, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such period and for the Fiscal Quarter then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

                 (c) Compliance Certificate. Within forty-five (45) days after the end of each Fiscal Quarter, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

                 (d) Annual Projections. As soon as available and in any event within forty-five (45) days after the beginning of each Fiscal Year, the Borrower will deliver its consolidated forecasted profit and loss statement for the current Fiscal Year set forth on a Fiscal Quarter by Fiscal Quarter basis consistent with Borrower's historical financial statements, together with appropriate supporting details, a statement of underlying assumption and a proforma projection of the Borrower's compliance with the financial covenants in this Agreement for the same period;





CREDIT AGREEMENT - PAGE 34

                 (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                 (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

                 (g) Notice of Default. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                 (h) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

                 (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section;

                 (j) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                 (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and





CREDIT AGREEMENT - PAGE 35

                 (l) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

         Section 9.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, preserve and maintain (i) its existence (except as permitted by Section 10.3) and (ii) all of its privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 9.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear, tear and casualty).

         Section 9.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all valid and lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 9.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance (or alternate comparable coverage as required by law), property insurance, comprehensive general liability insurance and professional liability insurance reasonably satisfactory to the Agent. Each general liability insurance policy shall name the Agent as additional insured, each insurance policy covering Collateral shall name the Agent as loss payee and shall provide that such policy will not be canceled or materially changed without fifteen (15) days prior written notice to the Agent.

         Section 9.6 Inspection Rights. Upon two (2) Business Day's prior notice and from time to time during normal business hours, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. When a Default exists, the prior notice described in the first sentence of this Section 9.6 shall not be required. The representatives of any Bank may accompany the Agent during any examination, visit, inspection or discussions under this Section 9.6.





CREDIT AGREEMENT - PAGE 36

         Section 9.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws and ERISA), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 9.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 9.10     Further Assurances and Collateral Matters.

         (a) Further Assurance and Exceptions to Perfection. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral provided that prior to the occurrence of a Default, neither Borrower nor any Subsidiary shall be required to:

                          (i) execute or have filed any UCC Financing Statement fixture filings or, except as set forth below in this subsection (a), execute or have filed any UCC Financing Statement necessary to perfect the Agent's Lien on property at a location identified pursuant to the Borrower Security Agreement or the Subsidiary Security Agreement as a "Contract Location" (herein a "Contract Location");

                          (ii)    execute or deliver any waivers,
                 subordinations or acknowledgments from any third parties who have possession or control of any Collateral;

                          (iii) except as required by Section 7.1(g), obtain any landlord or mortgagee waivers or subordinations;

                          (iv) deliver any certificates of title evidencing equipment of Borrower or a Subsidiary with the Agent's Lien noted thereon; or

                          (v) grant the Agent control over any deposit, security or commodity account.

If a Default occurs, then Borrower shall, and shall cause each Subsidiary to, take such action as the Agent may request to perfect and protect the Liens of the Agent in all the Collateral, including any or all of the actions described in clauses (i) through (v) of this Section 9.10(a). Notwithstanding the foregoing, if prior to the occurrence of a Default, the book value of the equipment (excluding vehicles) and fixtures located at a Contract Location exceeds Twenty





CREDIT AGREEMENT - PAGE 37

Thousand Dollars ($20,000.00), then the Borrower shall, or cause the applicable Subsidiary to, take all actions as the Agent may request to perfect and protect the Liens of the Agent in the equipment and fixtures held at such Contract Location. Borrower shall promptly notify the Agent if the book value of the equipment (excluding vehicles) and fixtures located at a Contract Location exceeds Twenty Thousand Dollars ($20,000.00).

         (b) Subsidiary Pledge. Upon the creation or acquisition of any Subsidiary or if a Default occurs and the Agent requests with respect to AHG Partnership, the Borrower shall cause such Subsidiary to execute and deliver a Subsidiary Joinder Agreement and such other documentation as the Agent may request to cause such Subsidiary to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by a Guaranty, the Subsidiary Security Agreement and, if applicable, a Subsidiary Pledge Agreement.

         (c) Borrower Pledge of Subsidiary Stock. If any Subsidiary is created or acquired after the Closing Date, the Borrower shall execute and deliver to the Agent an amendment to the Borrower Pledge Agreement describing as collateral thereunder the stock of or other ownership interests in the new Subsidiary and the Borrower shall deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank.

         Section 9.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.


                                   ARTICLE 10

                               Negative Covenants


         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

         Section 10.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

                 (a) Debt to the Agent and Banks pursuant to the Loan Documents and existing Debt described on Schedule 10.1 (but excluding after the Closing Date the Previous Senior Debt);

                 (b) Intercompany Debt owed by a Subsidiary to Borrower; provided that (i) the obligations of each obligor of such Debt must be subordinated in right of payment to any liability such obligor may have for the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise, (ii) such Debt must be incurred in the ordinary course of





CREDIT AGREEMENT - PAGE 38
         business and on terms customary for intercompany borrowings among Borrower and the Subsidiary or must be made on such other terms and provisions as the Agent may reasonably require, and (iii) the Borrower shall have granted the Agent a Lien on its right, title and interest in and to such Debt and all Liens securing the payment thereof;

                 (c) Debt not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 10.2;

                 (d) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Borrower's or a Subsidiary' behalf in accordance with the policies issued to Borrower and the Subsidiaries;

                 (e) Guarantees by Borrower of (i) trade accounts payable owed by a Subsidiary and arising in the ordinary course of business,
         (ii) Debt of a Subsidiary or (iii) operating leases of a Subsidiary entered into in the ordinary course of business; provided that: (A) the Debt guaranteed is otherwise permitted hereunder; and (B) no Default exists or would result from such Guarantee;

                 (f) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding Five Hundred Thousand Dollars ($500,000) in aggregate liability;

                 (g) Debt arising in connection with interest rate swap, cap, collar or similar agreements entered into in the ordinary course of business to fix or limit Borrower's or any Subsidiary's interest expense;

                 (h) Debt of any Person (or any of such Person's subsidiaries) existing at the time such Person becomes a Subsidiary (or is merged into or consolidated with the Borrower or any of the Subsidiaries), but only to the extent that such Debt was not incurred in connection with, as a result of or in contemplation of such Person becoming a Subsidiary (or being merged into or consolidated with the Borrower or any Subsidiary); provided, however, that (i) in no event shall the aggregate amount of such Debt outstanding at any time exceed Five Hundred Thousand Dollars ($500,000) and (ii) immediately after such acquired Person becomes a Subsidiary (or is merged into or consolidated with the Borrower or any Subsidiary), no Default exists; and

                 (i) Debts, other than the Debts specifically described in clauses (a) through (h) of this Section 10.1, which in the aggregate do not exceed One Hundred Thousand Dollars ($100,000) at any time outstanding.

         Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the





CREDIT AGREEMENT - PAGE 39
following, none of which shall encumber the Collateral other than those Liens described in clauses (a), (b), (d), (e), (g) and (h):

                 (a) Existing Liens disclosed on Schedule 10.2 hereto, provided any Liens securing the Previous Senior Debt will not be permitted after the Closing Date unless they have been assigned to the Agent as contemplated hereby;

                 (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

                 (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                 (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, and contracts (other than for payment of Debt);

                 (g) Liens for purchase money obligations and Capital Lease Obligations; provided that: (i) the Debt secured by any such Lien is permitted under Section 10.1; and (ii) any such Lien encumbers only the asset so purchased;

                 (h) Liens related to any attachment or judgment not constituting an Event of Default;

                 (i) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement; and

                 (j) Liens on fixed assets of a Person existing at the time such Person becomes a Subsidiary (or such Person is merged into or consolidated with the Borrower or any Subsidiary) in accordance with the provisions of Section 10.3 hereof; provided, however, that such Liens (i) only secure the Debt permitted by subsection 10.1(h) above, (ii) were in existence prior to such acquired Person becoming a Subsidiary (or prior to the





CREDIT AGREEMENT - PAGE 40
         contemplation of such merger or consolidation), (iii) do not cover any property other than the property of such acquired Person which is subject to such Liens prior to such acquired Person becoming a Subsidiary (or prior to the contemplation of such merger or consolidation) and (iv) do not cover any accounts receivables, inventory or general intangibles.

Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock (or other equity interests) owned by the Borrower or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to the Borrower or any other Subsidiary; (3) make loans or advances to the Borrower or any other Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Subsidiary.

         Section 10.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that, (i) the Borrower and the Subsidiaries may acquire assets or shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in subsection 10.5; (ii) if no Default exists or would result, any Subsidiary may merge into or consolidate with Borrower, any other Subsidiary or a Target if the surviving Person is or becomes a wholly owned Subsidiary directly owned by Borrower, assumes the obligations of the applicable Subsidiary under the Loan Documents and is solvent as contemplated under Section 8.20 hereunder after giving effect to such merger or consolidation, and (iii) the Borrower or any wholly owned Subsidiary directly owned by Borrower (the "Acquiring Company") may acquire all or substantially all of the assets of any Subsidiary (a "Transferring Subsidiary") if the Acquiring Company assumes all the Transferring Subsidiary's liabilities (including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party) and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate.

         Section 10.4 Restrictions on Dividends and other Distributions. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock (or other equity interest) of the Borrower or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or other equity interest) of the Borrower or any Subsidiary now or hereafter outstanding; or
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock (or other equity interest) of the Borrower or any Subsidiary now or hereafter outstanding; except that (i) Subsidiaries (other than





CREDIT AGREEMENT - PAGE 41

Borrower) may make, declare and pay dividends and make other distributions with respect to their capital stock (or other equity interest) to Borrower or the other Subsidiaries, (ii) the Borrower may redeem or repurchase shares of its stock issued to employees and directors in connection with the exercise by such Person of stock options granted to such Person under the Borrower's stock option plans; provided that no Default exists or would result therefrom and the Dollar amount of such repurchases in any individual case shall not exceed an amount equal to the exercise price pay by such Person to exercise the option in question plus all United States federal withholding taxes arising as a result of such exercise, and (iii) this Section 10.4 shall not prohibit the transactions permitted by clauses (a), (j) or (m) of Section 10.5.

         Section 10.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

                 (a) Borrower or any wholly owned Subsidiary directly owned by Borrower may acquire shares, other equity securities or other evidence of beneficial ownership of a Person or, for purposes of
         Section 10.3, all or substantially all of a Persons's assets or the assets of a division or branch of such Person, if, with respect to each such acquisition:

                          (i) Default. No Default exists or would result therefrom;

                          (ii) Bank Approval. If the Purchase Price for the acquisition is greater than Ten Million Dollars ($10,000,000) or if the after giving effect to such acquisition, the aggregate Purchase Price of all Permitted Acquisitions that have occurred during the twelve (12) month period then most recently ending (excluding however, acquisitions consummated prior to November 30, 1997) is greater than Twenty Million Dollars ($20,000,000), Borrower shall have obtained the prior written consent of the Required Banks. As used above, the phrase "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete, consulting or postclosing performance based payments or otherwise) or to be paid (based on the estimated amount thereof), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (but specifically excluding any stock of Borrower issued to the seller which shall not be part of the Purchase Price for purposes of this clause (ii)) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Debt of the Target or the seller assumed or acquired in connection with such acquisition.

                          (iii) Delivery and Notice Requirements. Borrower shall provide the Agent fifteen (15) days prior to the consummation of the acquisition the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that Borrower has available, (C) such other documentation and information relating





CREDIT AGREEMENT - PAGE 42
                 to the Target and the acquisition as the Agent may reasonably request, and (D) evidence certified by the chief executive or chief financial officer of Borrower that Borrower shall be in compliance with the covenants contained in Article 11 on a pro forma basis for the four (4) Fiscal Quarter period then most recently ending (assuming (1) the consummation of the acquisition in question; (2) that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period; (3) to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation; and (4) any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period). Within sixty (60) days of such acquisition the obligations under subsections 9.10(b) and (c) shall be fulfilled.

                          (iv) Diligence. Borrower has completed due diligence on the Target or the assets to be acquired;

                          (v) U.S. Acquisitions. The Target is organized under the laws of a state in the United States of America and is involved in the same general type of business activities as the Subsidiaries; and

                          (vi) Structure. If the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a wholly owned Subsidiary directly owned by Borrower. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Borrower or a whole owned Subsidiary directly owned by Borrower shall acquire the assets; and

                 (b) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                 (c) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $250,000,000;

                 (d) commercial paper or bonds of a domestic issuer if at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

                 (e) current trade and customer accounts receivable for services rendered in the ordinary course of business;

                 (f) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in investment of the type described in clauses (b) through (d) of this
         Section 10.5;

                 (g) loans to physicians; provided that (i) at the time of such loan no Default shall exist or result therefrom; (ii) the aggregate amount of such loans made by Borrower





CREDIT AGREEMENT - PAGE 43
         and the Subsidiaries and outstanding at any one time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000), calculated net of any bad debt reserves;

                 (h) advances to employees for business expenses incurred in the ordinary course of business including, without limitation, loans in connection with employee relocations and changes in the Borrower's and the Subsidiaries' payroll payment dates;

                 (i) existing investments described on Schedule 10.5 hereto;

                 (j) the purchase by Horizon Mental Health Management, Inc. of shares of capital stock of Florida Professional Psychological Services, Inc. not owned by Horizon Mental Health Management, Inc. on the Closing Date;

                 (k) loans, advances and other extensions of credit to Subsidiaries made in accordance with the restrictions set forth in subsection 10.1 (b); provided that, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;

                 (l)      Guarantees permitted by Section 10.1; and

                 (m) if no Default exists, Borrower and the Subsidiaries may make additional capital contributions to and or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under Section 10.6 of a wholly owned Subsidiary or a newly created Person organized by Borrower or a Subsidiary that, immediately after such investment or purchase, will be a wholly owned Subsidiary if the obligations under Section 9.10 shall be fulfilled and the aggregate amount of such contributions and investments made under the permissions of this clause (m) does not exceed One Hundred Thousand Dollars ($100,000) during the entire term of this Agreement.

         Section 10.6 Limitation on Issuance of Capital Stock. Except as permitted by Section 10.4 and except for issuances, sales, assignments or other disposition to Borrower, or to a Subsidiary which is the parent of the issuer, the Borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock (or other equity interests), (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock (or other equity interests), or
(c) any option, warrant, or other right to acquire any of its capital stock (or other equity interests).

         Section 10.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.





CREDIT AGREEMENT - PAGE 44

         Section 10.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment; (c) the sale, discount or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection in accordance with past practices; and (d) if no Default exists or would result therefrom, other dispositions of assets if the aggregate book value of the assets disposed of does not exceed Three Hundred Thousand Dollars ($300,000) in the aggregate during any twelve (12) month period and the obligations under Subsection 5.4(a)(ii) are fulfilled.

         Section 10.9 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any businesses which are similar or related to those currently engaged in by the Borrower and the Subsidiaries.

         Section 10.10 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 10.11 Prepayment of Debt. Borrower will not, and will not permit any Subsidiary to prepay or optionally redeem any Debt other than the Obligations.


                                   ARTICLE 11

                              Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

         Section 11.1 Consolidated Net Worth. The Borrower will at all times maintain a Consolidated Net Worth in an amount not less than the sum of
(a) Thirty-Two Million Dollars ($32,000,000); plus (b) fifty percent (50%) of the Borrower's net income determined on a consolidated basis in accordance with GAAP for each Fiscal Quarter to have completely elapsed since August 31, 1997; plus (c) one hundred percent (100%) of the net cash proceeds of any sale of equity securities or other contributions to the capital of the Borrower received by Borrower since August 31, 1997, calculated without duplication. If Borrower's consolidated net income for a Fiscal Quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made. "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries.





CREDIT AGREEMENT - PAGE 45

         Section 11.2     Indebtedness to Capitalization.   The Borrower will
not at any time permit the ratio of Indebtedness to Capitalization to exceed
 .50 to 1.00. As used in this Section 11.2, the following terms have the following meanings:

                 "Capitalization" for means, at any particular time, the sum of Consolidated Net Worth (as defined in Section 11.1) plus Indebtedness.

                 "Indebtedness" means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication): (a) all obligations for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capital Lease Obligations; and (d) the outstanding principal amount of the loans extended to North Central Development Company which are secured by a Lien on the facility located at 1500 Water Ridge, Lewisville, Texas leased by the Borrower.

         Section 11.3 Fixed Charge Coverage. As of the end of each Fiscal Quarter, the Borrower shall not permit the ratio of Cash Flow for the four (4) Fiscal Quarters then ending to Fixed Charges as of such Fiscal Quarter end to be less than 1.2 to 1.00. For purposes of this Section 11.3 the following terms shall have the following meanings:

                 "Cash Flow" means, for any period, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) EBITDA of Borrower; minus (B) any provision for (or plus any benefit from) cash income or franchise taxes included in determine Consolidated Net Income.

                 "Consolidated Net Income" means, for any period and any Person (a "Subject Person"), such Subject Person's consolidated net income (or loss) determined in conformity with GAAP, but excluding:

                          (a)     any extraordinary gains or losses or
                 nonrecurring revenue or expense;

                          (b) any gains or losses realized upon the sale or other disposition of any capital stock or debt security of any Person;

                          (c) any gains or losses in respect of the write-up of any asset at greater than original cost or write-down at less than original cost;

                          (d) any gains or losses realized upon the sale or other disposition of property, plant, equipment or intangible assets of the Subject Person or any of its subsidiaries which is not sold or otherwise disposed of in the ordinary course of business;





CREDIT AGREEMENT - PAGE 46

                          (e) any gains or losses from the disposal of a discontinued business;

                          (f) any net gains or losses arising from the extinguishment of any debt of the Subject Person or its subsidiaries;

                          (g) any restoration to income of any contingency reserve relating to any long term assets or long term liability, except to the extent that provision for such reserve was made out of income accrued during such period;

                          (h) the cumulative effect of any change in an accounting principle on income of prior periods;

                          (i) any deferred credit representing the excess of equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;

                          (j) the income from any sale of assets in which the book value of such assets prior to their sale had been the book value inherited by the Subject Person from a transfer of such assets;

                          (k) the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

                          (l) the income of any subsidiaries to the extent the payment of such income in the form of a distribution or repayment of any Debt to the Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;

                          (m) any reduction in or addition to income tax expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;

                          (n) any reduction in or addition to income tax expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;





CREDIT AGREEMENT - PAGE 47

                          (o) any gains or losses attributable to returned surplus assets of any pension- benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension obligation's service cost and interest cost;

                          (p) the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition; and

                          (q) the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary.

                 "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period: (a) Consolidated Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income plus (e) the merger related expenses incurred in the Fiscal Quarter of the Borrower ending August 31, 1997 in the amount of Three Million Five Hundred Twenty-Seven Thousand Six Hundred Seventy-One Dollars ($3,527,671) but only to the extent deducted in determining Consolidated Net Income for the period in question.

                 "Fixed Charges" means, as of any date of determination, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication but excluding any of the forgoing of any Prior Target for any period prior to the date of such acquisition: (a) cash interest expense (including the interest portion of Capital Lease Obligations) for the four (4) Fiscal Quarter period then ending; plus (b) the current maturities of the Borrower's and the Subsidiaries' long term debt as reflected in the consolidated balance sheet of the Borrower as of the date of determination (excluding, however, to the extent included, the outstanding balance of the Revolving Loans and, if calculated at any time prior to the Fiscal Quarter ending November 30, 1999, any current maturities of the Term Loans); plus (c) Capital Expenditures made during the four (4) Fiscal Quarter period then ending; plus (d), if calculated at any time prior to the Fiscal Quarter ending November 30, 1999, an amount equal, as of the end of a Fiscal Quarter, to the product obtained by multiplying by four (4) the quotient obtained by dividing the principal balance of the Term Loans outstanding as of such Fiscal Quarter end by twenty (20).

                 "Prior Target" means all Targets acquired or whose assets have been acquired in a transaction permitted by subsection 10.5(a).





CREDIT AGREEMENT - PAGE 48

         Section 11.4 Indebtedness to Adjusted EBITDA. As of the last day of each Fiscal Quarter, the Borrower shall not permit the ratio of Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) Fiscal Quarters then ended to exceed 2.50 to 1.00. As used in this Section 11.4, "Adjusted EBITDA" means, for any period (the "Subject Period"), the total of the following calculated without duplication for such period: (a) Borrower's EBITDA (as defined in Section 11.3); plus (b), on a pro forma basis, the pro forma EBITDA of each Prior Target or, as applicable, the EBITDA of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets but only to the extent such EBITDA for such Prior Target can be established in a manner satisfactory to the Agent based on financial statements of the Prior Target prepared in accordance with GAAP.


                                   ARTICLE 12

                                    Default

         Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) The Borrower shall fail to pay when due any principal, interest, fees or other Obligations payable under any Loan Document or any part thereof.

                 (b) Any representation, warranty, or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) Borrower or any Obligated Party shall fail to perform, observe or comply with (i) any covenant, agreement, or term contained in clause (i) of Section 9.2, Sections 9.5 or 9.6, Article 10 or Article 11 of this Agreement or (ii) any covenant, agreement, or term contained in any Loan Document relating to the creation, perfection or protection of the Liens required to be granted to secure the obligation of any Obligated Party under the Loan Documents.

                 (d) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 12.1(c)) and such failure shall continue for a period of twenty (20) days after the earlier of (i) the date the Agent or any Bank provides the Borrower with notice thereof or (ii) the date the Borrower should have, with the exercise of reasonable diligence, notified the Agent thereof in accordance with subsection 9.1(g).

                 (e) The Borrower, any Obligated Party or any other Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian,





CREDIT AGREEMENT - PAGE 49
         trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                 (f) A proceeding or case shall be commenced, without the application, approval, or consent of the Borrower, any Obligated Party or any other Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower, any such Obligated Party or any such other Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower, any such Obligated Party or any such other Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days, or an order for relief against the Borrower, any Obligated Party or any other Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.

                 (g) The Borrower, any Obligated Party or any other Subsidiary shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) against any of its assets or properties.

                 (h) A final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered by a court or courts against the Borrower, any Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty
         (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (i) The Borrower, any Obligated Party or any other Subsidiary shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Hundred Thousand Dollars ($100,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such





CREDIT AGREEMENT - PAGE 50

         Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of One Hundred Thousand Dollars ($100,000) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (j) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Obligated Party or any other Subsidiary or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                 (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

                 (l) Ninety (90) days shall have elapsed after the Management Change Date and James Ken Newman and James W. McAtee shall not have been replaced in their respective capacities as officers of the Borrower with individuals possessing substantially the same qualifications as the qualifications of the officer replaced. As used in this clause (l), the term "Management Change Date" means the first date when both Ken Newman and James W. McAtee (i) cease to hold the titles and responsibilities of Chief Executive Officer and Chief Financial Officer of the Borrower, respectively or (ii) otherwise fails to be active in the management of the day to day operations of the Borrower.

                 (m) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of all classes of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower.





CREDIT AGREEMENT - PAGE 51

         Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

                 (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                 (b) Termination of Commitments. Terminate the Commitments without notice to the Borrower.

                 (c)      Judgment. Reduce any claim to judgment.

                 (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                 (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under subsection 12.1(e) or (f), the Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 12.3 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under any Loan Document.

         Section 12.4 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all





CREDIT AGREEMENT - PAGE 52
deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

         Section 12.5 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to the Agent that such Default shall have been remedied.



                                   ARTICLE 13

                                   The Agent


         Section 13.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes Texas Commerce to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act





CREDIT AGREEMENT - PAGE 53
pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

         Section 13.2 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, Texas Commerce (and any successor acting as the Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (as disclosed pursuant to Section 13.9 or otherwise), act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with the Borrower, any Obligated Party or any other Subsidiary, and any other Person who may do business with or own securities of the Borrower, any Obligated Party or any other Subsidiary, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

         Section 13.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 13.1) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.

         Section 13.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 14.1 AND 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 14.1 AND 14.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS,





CREDIT AGREEMENT - PAGE 54

DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 13.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition, or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 13.6 Several Commitments. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each nondefaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

         Section 13.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then





CREDIT AGREEMENT - PAGE 55
the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

         Section 13.8 Agent Fee. The Borrower agrees to pay to the Agent, on each anniversary of the Closing Date, the administrative fee set forth in the letter dated October 8, 1997 from Chase Securities, Inc. and Texas Commerce to the Borrower.

         Section 13.9 Intercreditor Provisions. The Banks acknowledge that the Obligated Parties are indebted to Texas Commerce pursuant to the Guarantees described on Schedule 10.1 and have granted Liens to Texas Commerce to secure obligations arising in connection therewith as reflected on Schedule
10.2 (such Liens granted pursuant to the documents described in item 2 on Schedule 10.2 herein the "Lease Liens" and the property in which the Lease Liens has been granted which is specifically described on Annex A to Schedule 10.2, herein the "Lease Collateral"). In order to induce the Banks to enter into this Agreement, Texas Commerce subordinates the Lease Liens and makes them junior, second and inferior to the security interest of the Agent held for the benefit of the Banks under the Loan Documents in the Lease Collateral. The foregoing subordination shall not impair the rights Texas Commerce has as a Bank hereunder.

                                   ARTICLE 14

                                 Miscellaneous


         Section 14.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents executed and delivered on the Closing Date, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent; (b) all costs and expenses of the Agent arising in connection with (i) the preparation, negotiation, execution, and delivery of any of the Loan Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents and (ii) the syndication of the Loans, including in all instances, without limitation, the fees and expenses of legal counsel for the Agent; (b) all costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of any Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent and each of the Banks (including the allocated costs of in house counsel); (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (f) all other costs and expenses incurred by the Agent in connection with any Loan Document, including,





CREDIT AGREEMENT - PAGE 56
without limitation, all costs, expenses, and other charges incurred in connection with obtaining any audit or appraisal in respect of the Collateral.

         Section 14.2 Indemnification. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE (INCLUDING WITHOUT LIMITATION, CHASE SECURITIES, INC.) THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO
(A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 14.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents to which it is a party each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

         Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty,





CREDIT AGREEMENT - PAGE 57
duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 14.5 No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.

         Section 14.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.8     Successors and Assigns.

                 (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks.

                 (b) Participations. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests for all purposes of any Loan Document, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Commitments, (2) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Bank, (3) any reduction of any





CREDIT AGREEMENT - PAGE 58
         commitment fee, or other amount payable to such Bank under any Loan Document, (4) any postponement of any date for the payment of any amount payable in respect of the Loans or other Obligations of such Bank, or (5) the release of Borrower, any Obligated Party or any Collateral.

                 (c) Assignments. The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to an Eligible Assignee all, or a proportionate part of all, of its rights and obligations under the Loan Documents (including, without limitation, its Commitments and Loans) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under the Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Commitments of the assigning Bank being assigned or if any Commitment has terminated or otherwise been fulfilled, the outstanding principal amount of the related Loans, pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000), (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not the Borrower); provided that such fee shall not be payable to Agent if the Assigning Bank is making an assignment to one of its Affiliates; and
         (iv) the Borrower and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the Agent's execution of the Assignment and Acceptance; provided that Borrower's consent will not be necessary if the Assigning Bank is making an assignment to one of its Affiliates. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
         (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents, and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto). The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance





CREDIT AGREEMENT - PAGE 59
         executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "I" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments or Loans, Notes to the order of the assigning Bank in an amount equal to the Commitments and Loans retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the applicable Exhibit hereto.

                 (d) Information. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

                 (e) Pledge to Federal Reserve. Notwithstanding anything in this Section 14.8 to the contrary, any Bank may, in the ordinary course of its business, pledge its Notes to any United States Federal Reserve Bank to secure advances made by such Federal Reserve Bank to such Bank.

         Section 14.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under
Article 6 and Sections 14.1 and 14.2 shall survive repayment of the Notes and termination of the Commitments.

         Section 14.10 Entire Agreement. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (PROVIDED THAT THE INDEMNITY, EXPENSE REIMBURSEMENT AND FEE PROVISIONS OF THE COMMITMENT LETTER DATED OCTOBER 8, 1997, FROM CHASE SECURITIES, INC. AND TEXAS COMMERCE TO THE BORROWER ARE NOT REPLACED BY THE LOAN DOCUMENTS) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.





CREDIT AGREEMENT - PAGE 60

         Section 14.11 Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks;
(b) reduce the principal of, or interest on, the Notes, or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes, or any fees or other amounts payable hereunder; (d) waive or amend any of the conditions specified in Article 7; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under any Loan Document; (f) change any provision contained in this Section 14.11; or (g) release any Collateral or release the Borrower or any Obligated Party from liability. Notwithstanding anything to the contrary contained in this Section, no amendment waiver, or consent shall be made with respect to Article 13 hereof without the prior written consent of the Agent.

         Section 14.12    Maximum Interest Rate.

                 (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                 (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.





CREDIT AGREEMENT - PAGE 61

         Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for the Borrower, or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 5.3 shall not be effective until received by the Agent.

         Section 14.14 Governing Law; Venue of Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. ANY ACTION OR PROCEEDING AGAINST BORROWER UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE COURT LOCATED IN DALLAS, TEXAS OR ANY FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. BORROWER HEREBY IRREVOCABLY
(a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 14.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY BORROWER AGAINST THE AGENT OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS, TEXAS.

         Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.





CREDIT AGREEMENT - PAGE 62

         Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 14.18 Non-Application of Chapter 346 of The Finance Code of Texas. The provisions of Chapter 346 of The Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 14.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which its is a party), the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 14.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 14.21 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       BORROWER:

                                       HORIZON HEALTH CORPORATION



                                       By:      /s/ JAMES W. McATEE
                                           ------------------------------------
                                                James W. McAtee, Executive Vice
                                                President and Secretary

                                       Address for Notices:

                                       1500 Water Ridge
                                       Lewisville, Texas  75057
                                       Fax No.: (972) 420-8282
                                       Telephone No.: (972) 420-8200
                                       Attention: Chief Financial Officer





CREDIT AGREEMENT - PAGE 63

                                       AGENT:

Revolving Commitment:                  TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION, individually as a Bank and
                                       as the Agent
$3,000,000

                                       By: /s/ JORGE L. CALDERON
                                           -----------------------------------
Term Commitment:                           Jorge L. Calderon, Vice President

$12,000,000
-----------------------------          Address for Notices:

                                       1111 Fannin, 9th Floor, MS46
                                       Houston, Texas  77002
$15,000,000   Total                    Telephone No.:  713 750-2784
                                       Facsimile: No.: 713 750-3810
                                       Attention:  Loan Syndication Services
                                              re:  Horizon Health Corporation

                                       With a copy to:
                                       P.O. Box 660197
                                       12875 Josey Lane
                                       Farmers Branch, Texas 77266
                                       Fax No.: (972) 888-7837
                                       Telephone No.: (972) 888-7829
                                       Attention: Jorge L. Calderon

                                       Lending Office for Base Rate
                                       Accounts and Eurodollar Accounts:

                                       1111 Fannin
                                       Houston, Texas  77002





CREDIT AGREEMENT - PAGE 64

Revolving Commitment:                  Banks:

$2,000,000                             BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION

Term Commitment:

$8,000,000
-----------------------------          By: /s/ J. GREGORY SEIBLY
                                           -----------------------------------
                                           Name:   J. Gregory Seibly
                                           Title:  Vice President

$10,000,000 Total
                                       Address for Notices:

                                       555 South Flower Street, 11th Floor
                                       Los Angeles, California  90071
                                       Telephone:       213/228-2953
                                       Facsimile:       213/228-2756
                                       Attn:   J. Gregory Seibly


                                       Lending Office for Base Rate
                                       Accounts and Eurodollar Accounts:


                                       555 South Flower Street, 11th Floor
                                       Los Angeles, California  90071





CREDIT AGREEMENT - PAGE 65

Revolving Commitment:

$2,000,000                             COMERICA BANK-TEXAS


Term Commitment:
                                       By:    /s/ DAVID E. GEESLIN
                                           -----------------------------------
$8,000,000                                     David E. Geeslin
                                               Vice President


$10,000,000 Total                      Address for Notices:

                                       Comerica Bank
                                       1601 Elm Street, 2nd Floor
                                       Dallas, Texas  75201
                                       Telephone:       214/965-8982
                                       Facsimile:       214/965-8980
                                       Attn:   David E. Geeslin


                                       Lending Office for Base Rate
                                       Accounts and Eurodollar Accounts:

                                       Comerica Bank
                                       1601 Elm Street, 2nd Floor
                                       Dallas, Texas  75201





CREDIT AGREEMENT - PAGE 66

Revolving Commitment:                  COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A., "RABOBANK
$1,500,000                             NEDERLAND," NEW YORK BRANCH


Term Commitment:
                                       By:    /s/ DANA W. HEMENWAY
                                           -----------------------------------
$6,000,000                                     Name:    Dana W. Hemenway
                                               Title:   Vice President


$7,500,000 Total                       By:     /s/ W. JEFFREY VOLLACK
                                           -----------------------------------
                                               Name:     W. Jeffrey Vollack
                                               Title:    Senior Vice President


                                       Address for Notices:

                                       245 Park Avenue
                                       New York, New York  10167
                                       Telex No.:               424-377
                                       Telephone No.:  (212) 916-7928
                                       Facsimile No.:  (212) 818-0233

                                       Attention:       Corporate Services

                                       With a copy to:

                                       Rabobank Nederland
                                       13355 Noel Road
                                       One Galleria Tower
                                       Dallas, Texas  75240
                                       Telephone No.:  (214) 419-6322
                                       Facsimile No.:  (214) 419-6315

                                       Attention:       J. David Thomas

                                       Lending office for Base Rate
                                       Accounts and Eurodollar Accounts:

                                       245 Park Avenue
                                       New York, New York  10167





CREDIT AGREEMENT - PAGE 67

Revolving Commitment:                  BANQUE PARIBAS, HOUSTON AGENCY

$1,500,000

                                       By:    /s/ GLENN E. MEALEY
                                           -----------------------------------
Term Commitment:                               Name:   Glenn E. Mealey
                                               Title:  Director
$6,000,000


                                       By:     /s/ TIMOTHY A. DONNON
                                           -----------------------------------
$7,500,000 Total                               Name:   Timothy A. Donnon
                                               Title:  Managing Director



                                       Address for Notices:

                                       1200 Smith Street, Suite 3100
                                       Houston, Texas  77002
                                       Telephone No.:  (713) 659-3832
                                       Facsimile No.:  (713) 659-4811

                                       Attn:  Roger May


                                       Lending Office for Base Rate
                                       Accounts and Eurodollar Accounts:

                                       1200 Smith Street, Suite 3100
                                       Houston, Texas 77002





CREDIT AGREEMENT - PAGE 68

                               INDEX TO EXHIBITS


               Exhibit                                       Description of Exhibit
               -------                                       ----------------------
                 "A"                                            Revolving Note
                 "B"                                            Term Note
                 "C"                                            Guaranty
                 "D"                                            Borrower Security Agreement
                 "E"                                            Borrower Pledge Agreement
                 "F"                                            Subsidiary Security Agreement
                 "G"                                            Subsidiary Pledge Agreement
                 "H"                                            Subsidiary Joinder Agreement
                 "I"                                            Assignment and Acceptance
                 "J"                                            Compliance Certificate
                 "K"                                            Collateral Assignment




                               INDEX TO SCHEDULES


                 Schedule                                   Description of Schedule
                 --------                                   -----------------------

                 1.1(a)                                     Previous Senior Debt
                 8.14                                       List of Subsidiaries
                 10.1                                       Debt
                 10.2                                       Existing Liens
                 10.5                                       Existing Investments





CREDIT AGREEMENT - PAGE 69